SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 29, 1995


                       PARTICIPATING DEVELOPMENT FUND 86
                       A Real Estate Limited Partnership
             (Exact name of registrant as specified in its charter)



Connecticut                            33-2294                  06-1153833
(State or other jurisdiction         (Commission              (IRS Employer
   of incorporation)                 File Number)          Identification No.)



3 World Financial Center, 29th Floor New York, NY
ATTN: Andre Anderson                                               10285
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code  (212) 526-3237




Item 2. Disposition of Assets:

On September 29, 1995, Participating Development Fund 86, A Real Estate Limited Partnership (the "Partnership") closed on the sale of Foothills Tech Plaza (the "Property"). The Property sold for $10,011,512, net of $226,000 in contracted roof repairs, to an institutional buyer (the "Buyer"), which is unaffiliated with the Partnership. The selling price was determined by arm's length negotiations between the Partnership and the Buyer. The transaction resulted in a gain on sale for the Property of approximately $1,000,000 which will be reflected in the Partnership's statement of operations for the period ending September 30, 1995. The General Partner intends to distribute most if not all of the net sale proceeds in the fourth quarter of 1995.



Item 7. Financial Statements and Exhibits:

		(a)	Financial statement of businesses acquired.

			Not applicable

		(b)	Pro forma financial information.

                        The Partnership is currently unable to provide complete proforma financial information required as a result of the above transaction. This financial information will be included in an amendment to this Form 8-K which will be filed as soon as practicable, but no later than 60 days after the due date hereof.






                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


			PARTICIPATING DEVELOPMENT FUND 86
			Registrant

		By:	PDF86 Real Estate Services Inc.
			General Partner


                        By: /s/ Kenneth L. Zakin        Date: October 12, 1995

			Name:   Kenneth L. Zakin
			Title:  Director and President